As filed with the Securities and Exchange Commission on June 21, 2006

Registration No. 333-113701

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DURATEK, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2427618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road
Columbia, MD 21046
(410) 312-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R Steve Creamer
President and Chief Executive Officer
Duratek, Inc.
10100 Old Columbia Road
Columbia, MD 21046
(410) 312-5100
(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry D. Kahn
Hogan & Hartson L.L.P.
111 S. Calvert Street, Suite 1600
Baltimore, Maryland  21202
(410) 659-2780

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (File No. 333-113701) filed with the Securities and Exchange Commission on March 18, 2004 (the “Registration Statement”), by Duratek Inc., a Delaware Corporation (“Duratek” or the “Registrant”), relating to $125,000,000 principal amount of debt securities, warrants, preferred stock and common stock, and 3,201,649 shares of common stock (collectively, the “Securities”).

On June 7, 2006, pursuant to the Agreement and Plan of Merger, dated as of February 6, 2006, among EnergySolutions LLC (“EnergySolutions”), Dragon Merger Corporation (“Merger Sub”) and Duratek, Merger Sub was merged with and into Duratek, and Duratek was the surviving corporation. Duratek is now a wholly owned subsidiary of EnergySolutions.

On June 12, 2006, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement with the Securities and Exchange Commission for the purpose of deregistering the Securities that remain unsold pursuant to the Registration Statement. This Post-Effective Amendment No. 2 is being filed for the purpose of disclosing the aggregate amount of Securities to be deregistered under the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant that remain unsold at the termination of the offering, the Registrant hereby deregisters $125,000,000 principal amount of debt securities, warrants, preferred stock and common stock that remain unsold under the Registration Statement, representing all of the Securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on June 21, 2006.

DURATEK, INC.

By:	/s/ R Steve Creamer
R Steve Creamer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: June 21, 2006	/s/ R Steve Creamer
R Steve Creamer President, Chief Executive Officer and Director (Principal Executive Officer)

Date: June 21, 2006	/s/ Jean I. Everest II
Jean I. Everest II Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

Date: June 21, 2006	/s/ William M. Bambarger, Jr.
William M. Bambarger, Jr. Controller (Principal Accounting Officer)

Date: June 21, 2006	/s/ Jordan W. Clements
Jordan W. Clements Director

Date: June 21, 2006	/s/ Andrew S. Weinberg
Andrew S. Weinberg Director

Date: June 21, 2006	/s/ Lance L. Hirt
Lance L. Hirt Director

Date: June 21, 2006	/s/ Alan E. Goldberg
Alan E. Goldberg Director

Date: June 21, 2006	/s/ Robert D. Lindsay
Robert D. Lindsay Director